UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2023

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Ridder Park Drive, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	LITE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 29, 2023, Lumentum Holdings Inc., a Delaware corporation (“Lumentum”), Crius Merger Sub Inc., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands with company number 2132602 and whose registered office is located at 171 Main Street, Road Town, Tortola, British Virgin Islands, VG1110 and a direct or indirect wholly owned subsidiary of Acquiror (“Merger Sub”), Cloud Light Optoelectronics Limited, a BVI business company limited by shares incorporated under the laws of the British Virgin Islands with company number 2037335 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Cloud Light”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the agent for and on behalf of the Securityholders under the Agreement, entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, Lumentum will acquire Cloud Light through a merger of Merger Sub with and into Cloud Light (the “Merger”), with Cloud Light surviving the Merger as a direct or indirect wholly-owned subsidiary of Lumentum.

The respective boards of directors of Lumentum and Cloud Light have unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. Cloud Light’s shareholders have unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. No approval of Lumentum’s stockholders is required to enter into the Merger Agreement or to consummate the Merger.

Subject to the terms and conditions of the Merger Agreement, Lumentum will acquire Cloud Light for aggregate consideration having a value of $750,000,000, subject to certain customary adjustments for cash, indebtedness, working capital, taxes, employee compensation expenses, third party expenses and capital expenditures, as specified in the Merger Agreement. As consideration in the Merger, each of Cloud Light’s outstanding shares will be cancelled and converted into cash consideration in an amount determined in accordance with the formulas specified in the Merger Agreement (the “Per Share Consideration”). Each of Cloud Light’s outstanding and vested options will be cancelled and converted into cash consideration in an amount equal to the Per Share Consideration, less the exercise price of such unvested option. Additionally, Lumentum will assume Cloud Light’s equity incentive plan and each of Cloud Light’s outstanding and unvested options, which will be converted or substituted into options to acquire Lumentum common stock having equivalent value, determined in accordance with the formulas specified in the Merger Agreement.

The transaction is subject to customary closing conditions, including, among other things, (1) the accuracy of representations and warranties of, and performance of covenants by, the other party (in each case, subject to certain qualifications, if applicable), (2) the absence of a continuing material adverse effect on Cloud Light, (3) the absence of any law or order enjoining, prohibiting or otherwise preventing the Merger; and (4) certain required regulatory approvals, including the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains customary representations, warranties and covenants of Lumentum, Merger Sub and Cloud Light, including, among other things, covenants concerning the conduct of Cloud Light’s business in the ordinary course during the interim period between the execution of the Merger Agreement and the Closing. The Merger Agreement also contains indemnification provisions whereby the shareholders and certain optionholders of Cloud Light will indemnify Lumentum and certain other parties for certain losses arising out of, among other things, the representations, warranties and covenants of Cloud Light, inaccuracies in consideration payments, equityholder claims, and pre-closing taxes of Cloud Light, subject to certain caps, thresholds, and other limitations. To support such indemnification obligations, Lumentum and the other indemnified parties will be able to make claims against a $75 million indemnity escrow fund for a period of 12 months following the consummation of the Merger.

Under the terms of the Merger Agreement, Cloud Light is not permitted to solicit, initiate seek, encourage, promote or support, any inquiry, proposal or offer from, furnish any information regarding Cloud Light to, or participate in any discussions or negotiations with third parties regarding any alternative transaction proposals.

The Merger Agreement contains certain termination rights for both Lumentum and Cloud Light and provides that the parties may terminate the Merger Agreement under specified circumstances including, but not limited to, (1) in the event that the Merger has not been consummated on or prior to April 29, 2024 (subject to one potential extension to October 29, 2024, in certain circumstances), (2) the parties’ mutual written agreement to terminate the Merger Agreement, or (3) a material breach by one party, which breach cannot be cured within 30 days, entitling the non-breaching party to not consummate its closing conditions under the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. We encourage you to read the Merger Agreement for a more complete understanding of the transaction. The Merger Agreement has been attached as an exhibit to this report to provide investors and securityholders with information regarding its terms. The Merger Agreement is not intended to provide any factual information about Lumentum, Cloud Light or Merger Sub.

Item 2.02.	Results of Operations and Financial Condition.

On October 30, 2023, Lumentum reported that it expected that its first fiscal quarter of 2024 revenue would be approximately $317 million, above the midpoint of the guidance range provided on August 17, 2023, and non-GAAP diluted earnings per share would be above the midpoint of the guidance range provided on August 17, 2023. Lumentum expects to report its first fiscal quarter of 2024 results on November 8, 2023.

The information in Item 2.02 of this Current Report on Form 8-K, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) expectations and beliefs with respect to customers, the opportunity and market that combined company will serve, products and technologies of the combined company and future operations, (iii) the expected impact of the proposed transaction on Lumentum’s business and financial results, and (iv) Lumentum’s expected results of operations. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including Lumentum’s Annual Report on Form 10-K for the fiscal year ended July 1, 2023 as well as other filings made by Lumentum with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2023, by and among Lumentum Holdings Inc., Cloud Light, and Crius Merger Sub, Inc.*

99.1	Press Release dated October 30, 2023

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lumentum Holdings Inc.
Dated: October 30, 2023

	By:	/s/ Judy Hamel
Judy Hamel Sr. Vice President, General Counsel and Secretary